Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-222384, as supplemented by any post-effective amendment thereto, of Nutrien Ltd. on Form S-8 of our report dated June 18, 2021, related to the financial statements and financial statement schedule appearing in this Annual Report on Form 11-K of the Nutrien 401(k) Retirement Savings Plan for the year ended December 31, 2020.

/s/ Eide Bailly LLP

Denver, Colorado

June 23, 2021